EXHIBIT 10.31

                                                                      One of two

July 29, 1999

Ms. Kazuyo N. Heinink
9863 E. Gelding Drive
Scottsdale, AZ 85260

Dear Kazi,

It is my pleasure to offer you the position of Vice President of Marketing for Semitool, Inc. reporting to me. The terms of this offer are as follows:

         1. Your start date will be as soon as possible, but no later than August 23, 1999.

         2.       Your base salary will be $150k per year, paid semi-monthly.

         3. Considering specific goals and objectives we jointly compose, you will be able to earn up to 30% of your base salary as a bonus.

         4. The company will provide company housing or a $1000.00 a month housing allowance for the first six months you are in Kalispell. After this period, we will determine the appropriate location for this position. If it requires that you move, Semitool will assist in the move of your household goods by providing a company sponsored move, this item not to exceed $15,000.00.

                  During the first six months, you will be afforded one trip per month to Phoenix when it can be combined with other Semitool business, booking in advance for the best possible rates.

                  The company will provide a company car or leased car for your use in Kalispell, and at the end of the first six months a decision will be made regarding a company car, based on the location of the position.

         5. As part of your incentive package you will receive 40,000 stock options. Following Board approval, they will be issued and vested according to the current distribution plan. The value of the stock option will be set the day it is distributed.

         6. You will be entitled to three weeks vacation within the first year of employment, with scheduling subject to company approval, until you reach ten years of employment when you will be eligible for four weeks.

         7. You will be entitled to all standard benefits offered to Semitool employees, some of which have waiting periods. They include life, medical and dental insurance (eligibility the first of the month following employment).

                  You will be eligible for the 401(k) Profit Sharing plan on October 1, 1999. However, if you have funds currently in a qualified plan, you may roll those funds over into the Semitool 401(k) Plan prior to that date.

         8. As a condition of your employment you will be required to sign a Confidentiality/conflict of interest agreement.

                                                                      Two of two
                                                                      K. Heinink

         9. None of the above terms of this offer represents an agreement by you or Semitool, Inc. for any specific length of employment. Either you or Semitool may, at any time, terminate the employment relationship upon notice to the other party. As with all Semitool employment positions, there is a 90 day probationary period.

                  Any controversy or claim arising out of termination of employment after your probationary period has expired shall be settled by arbitration as provided in Montana's Uniform Arbitration Act, 27-5-211 et seq., MCA.
                  The laws of Montana shall apply.

         10. In the unlikely event you or Semitool determines this working relationship is not to continue, we will provide a six month severance package to defray the cost of your finding a new position.


Sincerely,                                Acceptance: I have read and understand
                                          all of the above and accept the terms
SEMITOOL, INC.                            of employment with Semitool, Inc.

                                          /s/Kazuyo N. Heinink
                                          --------------------------------------
                                          Kazuyo N. Heinink
Fabio Gualandris
President                                 Date  7/31/99
                                               ---------------------------------

/s/Fabio Gualandris
----------------------------